NINTH AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

This Ninth Amendment (this “Amendment”), effective July 9, 2021, is made to the Expense Limitation Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”).

WHEREAS, Great-West Funds and Adviser are parties to an Expense Limitation Agreement, dated May 1, 2017, as amended (the “Agreement”) with respect to the funds included in Schedule A attached hereto; and

WHEREAS, pursuant to Section 3.4 of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Jonathan D. Kreider

Name:	Ryan L. Logsdon	Name:	Jonathan D. Kreider

Title:	Vice President, Counsel & Secretary	Title:	President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Kelly B. New

Name:	Ryan L. Logsdon	Name:	Kelly B. New

Title:	Chief Legal Officer & Secretary	Title:	Treasurer

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SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

The initial term ends on April 30, 2018 for all Funds with the exception of the Great-West Inflation-Protected Securities Fund, the Great-West Core Strategies: U.S. Equity Fund, the Great-West Core Strategies: International Equity Fund, the Great-West Core Strategies: Flexible Bond Fund, the Great-West Core Strategies: Inflation-Protected Securities Fund, and the Great-West Core Strategies: Short Duration Bond Fund.

For the Great-West Inflation-Protected Securities Fund the initial term ends on April 30, 2019.

For the Great-West Core Strategies: U.S. Equity Fund, the Great-West Core Strategies: International Equity Fund, the Great-West Core Strategies: Flexible Bond Fund, the Great-West Core Strategies: Inflation-Protected Securities Fund and the Great-West Core Strategies: Short Duration Bond Fund the initial term ends on August 28, 2019.

For the Great-West Emerging Markets Equity Fund the initial term ends on April 30, 2020.

Fund	Expense Limitation Amount

Great-West Ariel Mid Cap Value Fund - Institutional Class and Investor Class Shares	0.70% of the average daily net assets

Great-West Bond Index Fund - Institutional Class, Investor Class and Class L Shares	0.15% of the average daily net assets

Great-West Core Bond Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets

Great-West Core Strategies: Flexible Bond Fund - Institutional Class and Investor Class Shares	0.45% of the average daily net assets

Great-West Core Strategies: Inflation-Protected Securities Fund -Institutional Class and Investor Class Shares	0.35% of the average daily net assets

Great-West Core Strategies: International Equity Fund - Institutional Class and Investor Class Shares	0.65% of the average daily net assets

Great-West Core Strategies: Short Duration Bond Fund - Institutional Class, Investor Class and Class L Shares	0.25% of the average daily net assets

Great-West Core Strategies: U.S. Equity Fund - Institutional Class and Investor Class Shares	0.55% of the average daily net assets

Great-West Emerging Markets Equity Fund - Institutional Class and Investor Class Shares	0.88% of the average daily net assets

Great-West Global Bond Fund - Institutional Class and Investor Class Shares	0.65% of the average daily net assets

Great-West High Yield Bond Fund - Institutional Class and Investor Class Shares	0.75% of the average daily net assets

Great-West Inflation-Protected Securities Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets

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Fund	Expense Limitation Amount

Great-West International Growth Fund - Institutional Class and Investor Class Shares	0.85% of the average daily net assets

Great-West International Index Fund - Institutional Class and Investor Class Shares	0.32% of the average daily net assets

Great-West International Value Fund - Institutional Class, Investor Class and Class L Shares	0.72% of the average daily net assets

Great-West Large Cap Growth Fund - Institutional Class and Investor Class Shares	0.65% of the average daily net assets

Great-West Mid Cap Value Fund - Institutional Class and Investor Class Shares	0.80% of the average daily net assets

Great-West Multi-Sector Bond Fund - Institutional Class and Investor Class Shares	0.55% of the average daily net assets

Great-West Real Estate Index Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets

Great-West S&P 500® Index Fund - Institutional Class, Investor Class and Class L Shares	0.23% of the average daily net assets

Great-West S&P Mid Cap 400® Index Fund - Institutional Class, Investor Class and Class L Shares	0.20% of the average daily net assets

Great-West S&P Small Cap 600® Index Fund - Institutional Class, Investor Class and Class L Shares	0.21% of the average daily net assets

Great-West Short Duration Bond Fund - Institutional Class and Investor Class Shares	0.25% of the average daily net assets

Great-West Small Cap Growth Fund - Institutional Class and Investor Class Shares	0.84% of the average daily net assets

Great-West Small Cap Value Fund - Institutional Class and Investor Class Shares	0.74% of the average daily net assets

Great-West T. Rowe Price Mid Cap Growth Fund - Institutional Class, Investor Class and Class L Shares	0.67% of the average daily net assets

Great-West U.S. Government Securities Fund - Institutional Class and Investor Class Shares	0.25% of the average daily net assets

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